INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to Registration Statement No. 33-57536 of The CitiStreet Funds, Inc. (the “Funds”) consisting of CitiStreet Diversified Bond Fund, CitiStreet International Stock Fund, CitiStreet Large Company Stock Fund, CitiStreet Small Company Stock Fund on Form N-1A of our report dated February 22, 2006, appearing in the annual report to shareholders for the year ended December 31, 2005, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Other Service Provider” in the Statement of Additional Information, which are part of such Registration Statement.

Boston, Massachusetts

April 21, 2006

Consent of Independent Registered Public Accounting Firm

The Board of Directors

The CitiStreet Funds, Inc.:

We consent to the use of our report, dated February 16, 2005, on the financial statements of The CitiStreet Funds, Inc. as of December 31, 2004 and for the years or periods then ended, incorporated herein by reference.

KPMG LLP

Boston, Massachusetts

April 21, 2006